Exhibit 99.C1



                                    EXHIBIT 9

                          Consent of Ernst & Young LLP



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                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our reports (1) dated February 15, 2001 with respect to the statutory-basis financial statements of AUSA Life Insurance Company, Inc., and
(2) dated January 31, 2001 with respect to the 2000 financial statements and financial highlights of the AUSA Series Life Account, included in Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 No. 333-38343) and related Prospectus of AUSA Series Life Account.


                                                              ERNST & YOUNG LLP

Des Moines, Iowa
April 11, 2001